Exhibit 1A(8)(g)(i)     Amendment to Fund Participation Agreement between The
                        Alger American Fund, Fred Alger and Company, Inc. and GE
                        Life and Annuity Assurance Company

                      AMENDMENT TO PARTICIPATION AGREEMENT

This amendment to the Participation Agreement dated August 29, 1995, by and among The Life Insurance Company of Virginia (the "Company"), The Alger American Fund and Fred Alger & Company, Incorporated represents a change in the Company's name from "The Life Insurance Company of Virginia" to GE Life and Annuity Assurance Company", such change to be effective on January 1, 1999. Accordingly, it is agreed by the parties to the Participation Agreement that, concurrently with the effectiveness of the Company's name change, all references to "The Life Insurance Company of Virginia" shall be amended to read "GE Life and Annuity Assurance Company."


Date:  1/1/99
                              GE LIFE AND ANNUITY ASSURANCE COMPANY

                              By: /s/ GEOFFREY S. STIFF
                                 ----------------------------------------
                                     Name:  Geoffrey S. Stiff
                                     Title:  Senior Vice President


                              FRED ALGER & COMPANY, INCORPORATED

                              By: /s/GREGORY S. DUCH
                                 --------------------------------------
                                 Gregory S. Duch
                                 Executive Vice President


                             THE ALGER AMERICAN FUND

                             By: /s/GREGORY S. DUCH
                                 --------------------------------------
                                 Gregory S. Duch
                                 Treasurer